As filed with the Securities and Exchange Commission on February 17, 1998
                              Registration No. 333-
            ---------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              Associated Banc-Corp
             (Exact name of registrant as specified in its charter)

Wisconsin                                                   39-1098068
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification Number)
                             112 North Adams Street
                                 P.O. Box 13307
                            Green Bay, WI 54307-3307
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              Associated Banc-Corp
                 Restated Long-Term Incentive Stock Option Plan
                            (Full title of the plan)


                             Brian R. Bodager, Esq.
                     General Counsel and Corporate Secretary
                              Associated Banc-Corp
                             112 North Adams Street
                                 P.O. Box 13307
                            Green Bay, WI 54307-3307
                                 (920) 433-3166
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
===============================================================================
  Title of     Amount to be  Proposed maximum  Proposed maximum     Amount of
securities to   registered    offering price   aggregate offering  registration
be registered    (1)(2)       per share(3)       price(3)             fee
-------------------------------------------------------------------------------
Common Stock....720,000        $51.625          $37,170,000         $10,965.15
===============================================================================
(1) Subject to increase (or decrease) in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the plan.

(2) Pursuant to Rule 429 under the Securities Act, the Registrant combines 200,000 shares of Common Stock previously registered under Form S-8 Registration Statement (Commission File No. 33-16952) and 442,000 shares of Common Stock previously registered under Form S-8 Registration Statement (Commission File No. 33-35560) (as adjusted by stock dividends to 750,200 shares) and 600,000 shares of Common Stock previously registered under Form S-8 Registration Statement (Commission File No. 33-86790) with 600,000 additional shares of Common Stock (as adjusted by stock dividends to 720,000 shares) registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act on the basis of the average of the high ($52.25) and low ($51.00) prices of the Registrant's common stock on the National Association of Securities Dealers, Inc. Automated Quotation/National Market System on February 12, 1998.
     ----------------------------------------------------------------------

                                  Page 1 of 32
                       Exhibit Index Appears on Page II-2

This Registration Statement is being filed to register additional shares for the Associated Banc-Corp Restated Long-Term Incentive Stock Option Plan of 1987. Pursuant to instruction E of the General Instructions to Form S-8, the contents of Registration Statement Nos. 33-35560 and 33-86790 are incorporated by reference. Accordingly, the only information contained herein is information currently required by Form S-8 which was not required at the date that Registration Statement Nos. 33-35560 and 33-86790 became effective.



                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*



































* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act") and the "Note" to Part I of Form S-8).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by Associated Banc-Corp (the "Registrant") are incorporated by reference in this Registration Statement:

        (a) Annual Report on Form 10-K of Associated Banc-Corp for the fiscal year ended December 31, 1996, dated March 24, 1997.

        (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, dated November 14, 1997.

        (c) The description of the Registrant's common stock set forth in the Registrant's registration statement pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a) and (c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations; the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require (or) permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.

         The Registrant's Articles of Incorporation provide no provisions in relation to the indemnification of directors and officers of the Registrant.

         Article XI of the Registrant's Bylaws ("Article XI") authorizes indemnification of officers and directors of the Registrant. Article XI provides that the Registrant shall indemnify a director, officer, employee, or agent of the Registrant for all reasonable expenses as incurred to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent; (ii) to have violated the Employee
Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0833, 180.1202, and 180.0832 of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, or loans to directors) which involves foreign, federal, state, or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee, or agent was a party because he or she is a director, officer, employee, or agent. In all other cases, the Registrant shall indemnify a director, officer, employee, or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and other conditions specified in the Articles apply. Article XI defines a director, officer, employee, or agent as (i) a natural person who is or was a director, officer, employee, or agent of the Registrant, (ii) a natural person who, while a director, officer, employee, or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee, or agent of another corporation or foreign corporation, partnership, joint venture, trust, or other enterprise, and (iii) a person who while a director, officer, employee, or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee, or agent.

         All officers, directors, employees, and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees, and agents at the request of the Registrant. The right to indemnification granted to such officers, directors, employees, and agents by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

         The right of indemnification under Article XI may be amended only by an affirmative vote of a majority of the shares present or represented at an annual or special shareholders meeting at which a quorum is present. Any reduction in the right to indemnification provided by Article XI would only be prospective from the date of the vote.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit No.      Exhibit
         10               Restated Long-Term Incentive Stock Option Plan
         24(b)            Consent of KPMG Peat Marwick LLP
         25               Powers of Attorney

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes;

                    (1) To file,  during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act that is incorporated by reference in this registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



         SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 17th day of February, 1998.

                                           ASSOCIATED BANC-CORP



                                           By:      /s/ Harry B. Conlon
                                           Name:  Harry B. Conlon
                                           Title: Chairman, President and Chief
                                                  Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature Capacity Date

/s/ Harry B. Conlon *               Chairman, President,      October 29, 1997
--------------------------------   Chief Executive Officer
Harry B. Conlon                       and a Director

Robert S. Gaiswinkler *                   Director            October 29, 1997
--------------------------------
Robert S. Gaiswinkler

Robert C. Gallagher *              Executive Vice President   October 29, 1997
--------------------------------     and a Director
Robert C. Gallagher

Ronald R. Harder *                        Director            October 29, 1997
--------------------------------
Ronald R. Harder

John S. Holbrook, Jr. *                   Director            October 29, 1997
--------------------------------
John S. Holbrook, Jr.

William R. Hutchinson *                   Director            October 29, 1997
--------------------------------
William R. Hutchinson

Robert P. Konopacky *                     Director            October 29, 1997
--------------------------------
Robert P. Konopacky

Dr. George R. Leach *                     Director            October 29, 1997
--------------------------------
Dr. George R. Leach

John C. Meng *                            Director            October 29, 1997
--------------------------------
John C. Meng

J. Douglas Quick *                        Director            October 29, 1997
--------------------------------
J. Douglas Quick

John C. Seramur *                         Director            October 29, 1997
--------------------------------
John C. Seramur

John H. Sproule *                         Director            October 29, 1997
--------------------------------
John H. Sproule

Ralph R. Staven *                         Director            October 29, 1997
--------------------------------
Ralph R. Staven

Norman L. Wanta *                         Director            October 29, 1997
--------------------------------
Norman L. Wanta
                                     Senior Vice President,
/s/ Joseph B. Selner *              Chief Financial Officer   February 17, 1998
--------------------------------  and Chief Accounting Officer
Joseph B. Selner

*Harry B. Conlon hereby signs this Registration Statement on February 17, 1998, on his own behalf and on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.


                                                     /s/ Harry B. Conlon
                                                     Harry B. Conlon

                                INDEX TO EXHIBITS


                                                                   Sequential
Exhibit                                                               Page
Number       Description of Document                                 Number


  10         Restated Long-Term Incentive Stock Option Plan             8

  24(b)      Consent of KPMG Peat Marwick LLP                          19

  25         Powers of Attorney                                        20

                                   EXHIBIT 10



                              ASSOCIATED BANC-CORP

                   THE RESTATED LONG-TERM INCENTIVE STOCK PLAN


Section I. Purpose of the Plan. The purpose of this Associated Banc-Corp Restated Long-Term Incentive Stock Plan (the "Plan") is (i) to associate more closely the interests of certain key employees of Associated Banc- Corp (the "Company") and its affiliated units and directors of the Company (the "Participants") with those of the Company's stockholders by encouraging stock ownership, (ii) to provide long-term incentives and rewards to those key employees of the Company and its affiliated units who are in a position to contribute to the long-term success and growth of the Company, and (iii) to assist the Company in retaining and attracting key employees with requisite experience and ability.

Section II.  Administration.

(a) The Committee. The Plan shall be administered by the Administrative Committee of the Company's Board of Directors (the "Committee") composed of not less than two Directors, all of whom must qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as issued on May 31, 1996, (the "Exchange Act") or any successor rule. In the event that any member of the Committee is to be granted Options under the Plan, then said grant shall be made by the Board of Directors of the Company. The Board of Directors actions in such instances shall be governed by each of the provisions of the Plan to the extent applicable to the Committee. Options under the Plan can be granted to officers and directors of the Company only after the Plan has been ratified by the shareholders of the Company.

(b) Authority and Discretion of Committee. Subject to the express provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those key employees of the Company and its affiliated units who shall be among the Participants; (ii) select the Participants to whom awards are to be granted under this Plan, (iii) determine the size and the form of the award or awards to be granted to any Participant;
(iv) determine the time or times such awards shall be granted; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred;
(vi) alter any restrictions; and (vii) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

(c) Option Grants. Options granted under the Plan may, in the discretion of the Committee, be either Incentive Stock Options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or nonqualified stock options (collectively, "Options"). Each stock option agreement shall specifically state, for each Option granted thereunder, whether the Option is an ISO or a nonqualified stock option. In no event, however, shall both an ISO and a nonqualified stock option be granted together under the Plan in such a manner that the exercise of one Option affects the right to exercise the other. The provisions of this Plan and of each ISO granted hereunder shall be interpreted in a manner consistent with Section 422 of the Code and with all valid regulations issued thereunder. However, to the extent that any ISO granted hereunder does not comply with the provisions of Section 422, such ISO shall be treated as a nonqualified stock option for all purposes under the Code. ISOs may be granted only to employees of the Company and its affiliated units. No ISO shall be granted under the Plan subsequent to January 1, 2004. Except as provided in Section III(h)(2), all provisions of this Plan apply to both ISOs and nonqualified options.

Section III. Awards. Awards which the Committee may grant under the Plan may include any or all of the following, as described herein: Any form of Option, Stock Appreciation Right, Stock Award, Performance Shares, Performance Units or Other Stock-Based Award granted under this Plan.

(a) Nonqualified Stock Options. Nonqualified stock options are rights to purchase shares of the Common Stock of the Company, $.01 par value, ("Common Stock") at a price equal to the Fair Market Value of such Common Stock on the date of grant for a predetermined period of time.

     (i) The Committee may grant nonqualified stock options either alone or in conjunction with Stock Appreciation Rights as described in paragraph (c) below. It shall determine the number of shares of Common Stock to be covered by each such nonqualified stock option. Nonqualified stock options granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan.

     (ii) No nonqualified stock option shall be exercisable until it is vested and, thereafter, shall be immediately exercisable. A nonqualified stock option shall vest in accordance with terms set forth by the Committee at the date of grant in the option agreement.

     (iii) In the event of termination of a Participant's employment with the Company or its affiliated units for any reason, except as otherwise provided below, any non-vested portion of any nonqualified stock option granted to such Participant shall terminate immediately.

     (iv) Except as described below, in the event of a Participant's voluntary or involuntary termination of employment with the Company or its affiliated units, the vested portion of any nonqualified stock option granted to such Participant, but not yet exercised, shall terminate on the date of termination of employment.

     (v) If a Participant's employment with the Company or its affiliated unit terminates by reason of the Participant's death, Permanent Disability or Retirement, any outstanding nonqualified stock option then held by such Participant shall remain exercisable, but only to the extent such nonqualified stock option was exercisable on the date of such Participant's termination of employment, until the expiration of the term of such Option. If on the date of such termination of employment, any such nonqualified stock option shall not be fully exercisable, the Committee shall have the discretion to cause such Option to continue to become exercisable on the date or dates specified therein as if such termination of employment had not occurred. The Committee may exercise the discretion granted to it by the preceding sentence at the time a nonqualified stock option is granted or at any time thereafter while such a nonqualified stock option remains outstanding.

     (vi) The Committee will determine the conditions of nonqualified stock option exercise, but in no event may any portion of a vested nonqualified stock option be exercisable earlier than one year (except pursuant to a Change in Control) or later than ten years from the date of the grant.

     (vii) All nonqualified stock options shall vest immediately upon a Change in Control, as defined in Section IV(1) hereof.

     (viii) The purchase price of shares purchased pursuant to any nonqualified stock option shall be equal to the Fair Market Value of such shares on the date of nonqualified stock option grant, as determined by the Committee, and shall be paid in full upon exercise, either (a) in cash; (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of nonqualified stock option exercise, as defined in Section IV); or (c) a combination of cash and Common Stock.

     (ix) The Committee may at any time offer to buy out a nonqualified stock option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(b) ISO. ISOs are rights to purchase shares of the Common Stock at a price equal to the Fair Market Value of such Common Stock on the date of grant for a predetermined period of time. However, in the case of an ISO granted to a Participant who at the time of the grant owns (directly or indirectly, and including the Shares purchasable under such ISO) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Option price shall be at least 110% of such Fair Market Value at the time the ISO is granted; provided further, that the Option price shall in no event be less than the par value of the Shares subject to such Option and the ISO must be exercised within 5 years of the date of grant.

     (i) The Committee shall determine the number of shares of Common Stock to be covered by each such ISO. ISOs granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan.

     (ii) No ISO shall be exercisable until it is vested and, thereafter, shall be immediately exercisable. An ISO shall vest in accordance with terms set forth by the Committee at the date of grant in the option agreement.

     (iii) In the event of termination of a Participant's employment with the Company or its affiliated units for any reason, except as otherwise provided below, any non-vested portion of any ISO granted to such Participant shall terminate immediately.

     (iv) Except as described below, in the event of a Participant's voluntary or involuntary termination of employment with the Company or its affiliated units, the vested portion of any ISO granted to such Participant, but not yet exercised, shall terminate on the date of termination of employment.

     (v) If a Participant's employment with the Company or its affiliated unit terminates by reason of the Participant's death, Permanent Disability or Retirement, any outstanding ISO then held by such Participant shall remain exercisable, but only to the extent such option was exercisable on the date of such Participant's termination of employment, until the expiration of the term of such ISO. If on the date of such termination of employment, any such ISO shall not be fully exercisable, the Committee shall have the discretion to cause such ISO to continue to become exercisable on the date or dates specified therein as if such termination of employment had not occurred. The Committee may exercise the discretion granted to it by the preceding sentence at the time an ISO is granted or at any time thereafter while such an ISO remains outstanding.

     (vi) The Committee will determine the conditions of Option exercise, but in no event may any portion of a vested ISO be exercisable earlier than one year (except pursuant to a Change in Control) or later than ten years from the date of the grant.

     (vii) All ISOs shall vest immediately upon a Change in Control, as defined in Section IV(1) hereof.

     (viii) The purchase price of shares purchased pursuant to any ISO shall be equal to the Fair Market Value of such shares on the date of grant, as determined by the Committee, and shall be paid in full upon exercise, either (a) in cash; (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of ISO exercise, as defined in Section IV); or (c) a combination of cash and Common Stock.

     (ix) The Committee may at any time offer to buy out an ISO previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(c) Stock Appreciation Rights. Stock Appreciation Rights are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related Option. The Committee may grant Stock Appreciation Rights to any optionee either at the time of the grant of the Option or subsequently, by amendment to such grant. All Stock Appreciation Rights shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan and shall be granted subject to the following terms and conditions and such other terms and conditions as the Committee may establish:

     (i) Each Stock Appreciation Right shall be exercisable at the same time as the related Option is exercisable.

     (ii) Each Stock  Appreciation  Right shall  entitle  the holder  thereof to surrender to the Company a portion of or all of the unexercised, but exercisable, related Option. With respect to each share of Common Stock as to which an optionee's Option is surrendered upon exercise of any Stock Appreciation Right, the optionee shall be entitled to receive, in cash or in shares of Common Stock, the economic value of such Stock Appreciation Right. Such economic value shall be equal to the excess of the Fair Market Value (determined on the date of exercise of such Stock Appreciation Right) of one share of Common Stock over the option price per share specified in the related Option. The Optionee shall not be required to pay the Option exercise price upon surrender of the Option upon exercise of the related Stock Appreciation Right.

     (iii) Each surrender of a portion of or all of an Option upon the exercise of a Stock Appreciation Right shall cause a share-for-share reduction in the number of shares of Common Stock covered by the related Option.

     (iv) Stock Appreciation Rights, when exercised, may be paid for by the Company in cash or Common Stock. The Committee shall have the sole and absolute discretion to determine the relative amounts of cash or Common Stock which may be paid or issued upon exercise of Stock Appreciation Rights.

(d) Restricted Stock Awards. Restricted Stock Awards are stock grants, the payment of which will depend upon the Participant's continued employment with the Company and may depend upon the achievement of certain financial performance objectives.

     (i) The Committee may grant Restricted Stock either alone or in conjunction with Performance Shares as described in paragraph (e) below. It shall determine the number of shares of Restricted Stock to be covered by each such grant.

     (ii) Restricted Stock is Common Stock acquired by a Participant subject to the restrictions described in the following subsections.

     (iii) Restricted Stock may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered. In the event of the termination of employment of a recipient of Restricted Stock for any reason except death, Retirement or Permanent Disability, the recipient shall transfer or cause to be transferred to the Company title to the Restricted Stock owned by such recipient within 30 days following such termination.

     (iv) Restriction terms and conditions will be set by the Committee at the time of award. These conditions may include the requirement that certain financial performance objectives of a Participant or the Company are achieved.

     (v) Upon the occurrence of the earlier of the death or Permanent Disability of the recipient of Restricted Stock, the restrictions against sale, transfer, and other disposition and against pledge or other encumbrance of such Restricted Stock, which have not otherwise lapsed, shall immediately lapse.

     (vi) Upon the occurrence of Retirement, the restrictions against sale, transfer or other disposition and against pledge or other encumbrance, as to a portion of the Restricted Stock (Portion A), as to which restrictions have not otherwise lapsed shall immediately lapse. The retiree shall transfer or cause to be transferred to the Company title to the balance of the Restricted Stock (i.e., the portion of Restricted Stock as to which restrictions have not otherwise lapsed and which is not included in Portion A) within 30 days following such Retirement.

     For purposes of this subsection, Portion A will be determined separately for each block of Restricted Stock for which restrictions are due to lapse on a different date. For each such block, Portion A will be determined by multiplying the number of shares in such block by a fraction, the numerator of which is the number of months from the date of grant of that block of Restricted Stock to the date of retiree's Retirement and the denominator of which is the number of months from the date of grant of that block of Restricted Stock to the date that restrictions on such block are due to lapse, as determined by the Committee. In the event that the total Portion A calculated for all such fraction shall be rounded up to the nearest whole number.

     By way of illustration, if a Participant was granted 100 shares of Restricted Stock on January 1, 1994, with the restrictions on such stock due to lapse on January 1, 1999, and 200 shares of Restricted Stock on January 1, 1995, with the restrictions on such stock due to lapse on January 1, 2000, and if the Participant retired on January 1, 1996, Portion A would be determined separately for the Restricted Stock granted on January 1, 1994, and for the Restricted Stock granted on January 1, 1995. With respect to the Restricted Stock granted on January 1, 1994, Portion A would equal 40 shares [determined by multiplying 100 (the number of shares in such block) by 24/60 (the number of months from the date of grant to the date of Retirement divided by the number of months from the date of grant to the date of lapse)]. Thus the total amount of stock included in Portion A for the Participant would be 60 shares (40 plus 20).

     (vii) All restrictions shall lapse immediately upon a Change in Control, as defined in Section IV(1) hereof.

     (viii) Certificates issued in respect of Restricted Stock granted under the Plan shall be registered in the name of the recipient but shall bear the following legend:

     "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Restated Long-Term Incentive Stock Plan of Associated Banc-Corp (the "Company"). A copy of said Plan is on file in the office of the Secretary of the Company at the Company's offices in Green Bay, Wisconsin."

     (ix) In order to enforce the restrictions, terms and conditions on Restricted Stock, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such stock, deposit such certificates, together with stock powers and such other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.

(e) Performance Shares. Each Restricted Stock Award may be accompanied by a Performance Share Award.

     (i) On the date the restrictions lapse on an accompanying Restricted Stock Award, each Performance Share awarded will result in payment to the recipient of the Performance Share Award, in Common Stock or in cash, of an amount equal to the Fair Market Value of one share of Company Common Stock on such date multiplied by sum of the highest Federal and state of residence of Participant marginal income tax rates in effect in the year in which restrictions lapse. A marginal income tax rate is the rate of tax applicable to the last dollar of income earned by the taxpayer. The Committee shall have the sole and absolute discretion to determine the relative amounts of cash or Common Stock which may be paid or issued in satisfaction of a Performance Share Award.

     (ii) The number of Performance Shares shall be determined by the Committee and will be granted on the same date as is the Restricted Stock Award.

(f) Performance Units. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both. The Committee shall determine the employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant's right to Performance Units will be vested and the ability of Participants to defer the receipt of payment of such Performance Units.

The Committee may condition the vesting of Performance Units upon the attainment of specified financial performance objectives of a Participant or the Company or such other factors or criteria as the Committee shall determine.

(g) Other Stock-Based Awards. Other awards of Common Stock and cash awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards") including, without limitation, Awards valued by reference to performance concepts, may be granted either alone or in addition to or in tandem with Options, Stock Appreciation Rights, Stock Awards, Performance Shares or Performance Units.

(h) Limitations on Grants.

     1. The following limitations will apply to grants of Options or Stock Appreciation Rights under the Plan:

          (i) No Participant will be granted Options or Stock Appreciation Rights under the Plan to receive more than 50,000 shares of Common Stock in any fiscal year, provided that the Company may make an additional one-time grant of up to 20,000 shares to newly hired employees; and

          (ii) No Participant will be granted Options or Stock Appreciation Rights under the Plan to purchase more than 500,000 shares over the term of the Plan, provided that, if the number of shares available for issuance under the Plan is increased, the maximum number of Options or Stock Appreciation Rights that any Participant may be granted also automatically will increase by a proportionate amount equal of shares for each additional fiscal year in which shares are allocated for issuance under the Plan.

          Except as to forfeited shares, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance.

          The foregoing limitations are intended to satisfy the requirements applicable to Options and Stock Appreciation Rights so as to qualify such awards as "performance-based compensation" within the meaning of Section 162 (m) of the Code. In the event that the Committee determines that such limitations are not required to qualify Options or Stock Appreciation Rights as performance-based compensation, the Committee may modify or eliminate such limitations.

2. The following limitations will apply to grants of ISOs under the Plan:

          (i) The aggregate Fair Market Value (determined at the time the ISOs are granted) of the Shares with respect to which the ISO are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. This limitation shall be applied by taking ISOs into account in the order they were granted.

          (ii) Shares acquired upon the exercise of an ISO shall not be disposed of (a) within two (2) years following the date the ISO was granted; nor (b) within one (1) year following the date shares of Common Stock are transferred to the employee.

          Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares and settlement of awards under the Plan.

Section IV.  Miscellaneous Provisions.

          (a) Rights of Recipients of Awards. A holder of Options, Stock Appreciation Rights, Performance Shares, Performance Units and Other Stock-Based Awards granted under the Plan shall have no rights as a shareholder of the Company by virtue thereof unless and until certificates for shares are issued. The holder of a Restricted Stock Award will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a shareholder of record.

          (b) Assignment. Options, Stock Appreciation Rights, Performance Shares, Performance Units, Other Stock-Based Awards or any rights or interests of a Participant therein, shall be assignable or transferable by such Participant at the discretion of the Committee or by will or the laws of descent and distribution.

          (c) Further Agreements. All Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units and Other Stock-Based Awards granted under this Plan shall be evidenced by agreements or other written documents from the Company, in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee may require.

          (d) Replacement Options. Upon cancellation of an outstanding Option, replacement Options may be issued in an amount and with such terms as the Committee may determine.

          (e) Deferral of Exercise.

               (i) Securities Law Restrictions. Although the Company intends to use its best efforts so that the shares purchasable upon the exercise of Options will be registered under, or exempt from the registration requirements of the federal Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law at the time Options become exercisable, if the exercise of an Option or any part of it would otherwise result in the violation by the Company of any provision of the Securities Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

               (ii) Legal and  Other  Requirements.  No  shares of Common  Stock shall be issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may bear a legend to reflect such restrictions.

          (f) Withholding of Taxes. Pursuant to applicable Federal, state, local, or foreign tax laws, the Company may be required to collect income or other taxes upon the grant of certain awards, the exercise of an Option or Stock Appreciation Right, or the lapse of restrictions on a Restricted Stock Award or Performance Share, Performance Unit or Other Stock-Based Award. The Company may deduct from payments made under the Plan, or require, as a condition to such award or to the exercise of an Option or Stock Appreciation Right, that the recipient pay the Company, at such time as the Committee or the Company determine, the amount of any taxes which the Committee or the Company determine, in their discretion are required to be withheld.

          (g) Right to Awards. No employee of the Company or its affiliated unit or other person shall have any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither the adoption of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any affiliated unit nor shall the grant of any award hereunder constitute a request or consent to postpone the retirement date of a Participant. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

          (h) Fair Market Value. The "Fair Market Value" of the Common Stock of the Company shall be determined by the Committee and shall be the closing price as reported on NASDAQ National Market System as reported in the Wall Street Journal, for the Company's Common Stock for the trading day of the date of the grant or exercise, whichever is appropriate.

          (i) Permanent Disability. "Permanent Disability" shall mean a finding by the Committee that a Participant is fully and permanently unable to be gainfully employed because of a physical or mental disability.

          (j) Retirement. "Retirement" shall mean any date on which an employee retires under the terms and conditions of the Company's Profit Sharing & Retirement Savings Plan provided, however, that the employee has attained age 60 as of such date.

          (k) Indemnity. Neither the Board of Directors nor the Company, nor any members of either, nor any employees of the Company or its affiliated units, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its affiliated units with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination with respect to the Plan or any action taken pursuant to it to the full extent permitted by law and the Articles of Incorporation of the Company.

          (l) Change in Control. "Change in Control" shall mean a change in control of the Company which shall be deemed to have occurred only if:

               (i) 25% or more of the outstanding voting securities of the Company changes beneficial ownership as a result of a tender offer;

               (ii) The  Company  is  merged  or   consolidated   with   another
                    corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the shareholders of the Company who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation;

               (iii)The  Company  sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Internal Revenue Code section 1563, of which the Company is a member; or

               (iv) A person, within the meaning of sections 3(a)(9) or 13(d)(3)
                    of the Exchange Act, acquires 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

          For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (relating to options) of the Exchange Act.

          (m) Transfers and Leaves. A change in employment or service from the Company to an affiliated unit of the Company, or vice versa, shall not constitute termination of employment or service for purposes of the Plan. Furthermore, the Committee (or Board of Directors in case of a member of the Committee) may determine that for purposes of the Plan, a Participant who is on leave of absence will still be considered as in the continuous employment or service of the Company.

          (n) No Fiduciary Relationship or Responsibility. Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

          (o) Severability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

          (p) Governing Law. This Plan shall be governed, administered, construed and enforced according to the laws of the United States and the State of Wisconsin law to the extent not preempted by the laws of the United States.

          (q) Waiver. A waiver by a party of any of the terms and conditions of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term or condition of this agreement.

          (r) Entire Agreement. This Plan constitutes the entire agreement between the parties respecting the subject matter hereof, and there are no representations, warranties, agreements, or commitments of the Company hereto except as set forth herein. This Plan may be amended only by an instrument in writing.

Section V. Amendment and Termination; Adjustments Upon Changes in Stock. The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board of Directors may not materially increase the benefits accruing to Participants under the Plan, increase the number of shares of Common Stock reserved for purposes of the Plan, or materially modify the requirements as to eligibility for participation in the Plan without further approval by the affirmative vote of at least a majority of the holders of the outstanding shares of Common Stock. Except as provided herein, no amendment, suspension or termination of the Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent. If there shall be any change in the stock subject to the Plan or to any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance Unit, Other Stock-Based Award or other award granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company in the aggregate number and kind of shares and the price per share subject to outstanding Options, Stock Appreciation Rights, Restricted Awards, Performance Share Awards, Performance Units, Other Stock-Based Awards or other awards.

Section VI. Shares of Stock Available. The shares available for Options, Stock Appreciation Right Awards, Restricted Stock Awards, Performance Share Awards, Performance Units, Other Stock-Based Awards or other awards under this Plan shall not exceed 2,559,884 shares of the Company's common stock, $.01 par value. This amount will be reduced upon the exercise of an Option, by the number of shares exercised; upon the exercise of a Stock Appreciation Right, by an amount equal to the number of shares covered by the Option cancelled due to Stock Appreciation Rights exercised; by the number of shares which are released due to the lapse of restrictions in case of a Restricted Stock Award; by the number of Performance Shares paid (in cash or Common Stock) at the time restrictions lapse on the Restricted Stock Awards which the Performance Shares accompany; and with respect to Performance Units or Other Stock-Based Awards paid at the time restrictions lapse on such awards. Any shares subject to an Option hereunder that for any reason expires, terminates or is cancelled (other than because of the exercise of an attached Stock Appreciation Right or the unexercised expiration of such Option); shares reacquired by the Company because the Participant's employment with the Company terminates prior to the lapse of restrictions on Restricted Stock Awards; or Performance Shares not paid because the participant's employment with the Company terminates prior to the lapse of restrictions on accompanying Restricted Stock Awards will be available for further awards. Shares of Common Stock available for Options, Stock Appreciation Right Awards, Restricted Stock Awards and Performance Share Awards, Performance Units or Other Stock-Based Awards may be authorized but unissued shares, treasury shares, or shares reacquired on the open market.

Section VII. Effective Date and Term of the Plan. Subject to shareholder approval, the effective date of the Plan is January 1, 1994, and awards under the Plan may be made for a period of ten years commencing on such date. The period during which an Option or other Award may be exercised may extend beyond that time as provided herein.

Adopted by the Administrative Committee of the Board of Directors: January 26, 1994.

Adopted by the Board of Directors:  January 26, 1994.

Approved by Shareholders at the April 28, 1994, Annual Meeting.

Amended by the Board of Directors:  October 23, 1996.

Amended by the Administrative Committee of the Board of Directors: January 22, 1997.

Adopted by the Board of Directors:  January 22, 1997.

Approved by the Shareholders at the April 23, 1997, Annual Meeting.



                                                         /s/ Brian R. Bodager
                                                         Brian R. Bodager
Dated:

April   4  , 1994

                                  EXHIBIT 24(b)



                    Consent Of Independent Public Accountants



The Board of Directors
Associated Banc-Corp:


We consent to the use of our report incorporated herein by reference.



                                               /s/  KPMG Peat Marwick LLP

Chicago, Illinois
February 11, 1998

                                   EXHIBIT 25




                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                                 /s/ Robert C. Gallagher
                                                 Robert C. Gallagher
                                                 Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ Robert S. Gaiswinkler
                                               Robert S. Gaiswinkler
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ Ronald R. Harder
                                               Ronald R. Harder
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ John S. Holbrook, Jr.
                                               John S. Holbrook, Jr.
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ William R. Hutchinson
                                               William R. Hutchinson
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ Robert P. Konopacky
                                               Robert P. Konopacky
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ George R. Leach
                                               Dr. George R. Leach
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ John C. Meng
                                               John C. Meng
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ J. Douglas Quick
                                               J. Douglas Quick
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ John C. Seramur
                                               John C. Seramur
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ John H. Sproule
                                               John H. Sproule
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ Ralph R. Staven
                                               Ralph R. Staven
                                               Director

                                POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement on Form S-8 for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Restated Long-Term Incentive Stock Option Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of October, 1997.



                                               /s/ Norman L. Wanta
                                               Norman L. Wanta
                                               Director

February 17, 1998


Securities and Exchange Commission
450 5th Street N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies/Gentlemen:

RE:  Associated Banc-Corp (0-5519)
     Registration Statement on Form S-8

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Associated Banc-Corp is its Registration Statement on Form S-8, including Exhibits. The Registration Statement relates to the registration of additional shares for the Company's existing Restated Long-Term Incentive Stock Option Plan.

The filing fee of $10,965.15 has been paid by wire transfer.

Sincerely,



Brian R. Bodager
Chief Administrative Officer
General Counsel & Corporate Secretary